UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2017, LiveXLive Media, Inc. (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) to the Agreement and Plan of Merger, dated August 25, 2017 (the “Merger Agreement”), with LXL Music Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), Slacker, Inc., a Delaware corporation (“Slacker”), and Columbia Capital Equity Partners V (QP), L.P., in its capacity as the stockholders’ agent in connection with the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, at the closing of the transactions contemplated therein (the “Closing”), the Merger Sub will merge with and into Slacker (the “Merger”), and following the Merger, the separate corporate existence of the Merger Sub will cease and Slacker will continue as the surviving corporation of the Merger and a wholly owned subsidiary of the Company.

Pursuant to Amendment No. 1, the parties agreed, among other things, that:

•	to the extent Slacker incurs additional convertible debt from certain of its stockholders from October 1, 2017 through the date of the Closing, for the purpose of funding Slacker’s working capital (provided that Slacker shall use all commercially reasonable efforts to continue to operate and carry on its business in a manner that would minimize the requirement for additional cash infusion to Slacker from outside sources), such debt will be repaid by the Company upon the Closing through a commensurate increase in the purchase price agreed to under the Merger Agreement, and such Slacker stockholders will receive a number of the Company’s shares of its common stock based on the aggregate amount of such convertible debt, subject to a cap. Such cap amount will be between $250,000 and $500,000, depending on the date on which the Company’s contemplated underwritten public offering of its shares of common stock (the “Public Offering”) to be registered on a Registration Statement on Form S-1, as may be amended from time to time and as filed with the Securities and Exchange Commission (the “SEC”), is priced;

•	the Company shall use reasonable best efforts to obtain a representations and warranties insurance policy prior to the Closing with a coverage limit of $5,000,000, the insurance premium and other costs and expenses of which shall be included in the transaction expenses and calculation of net working capital at the Closing and borne by Slacker in an amount up to $225,000;

•	the date by which the Public Offering must be priced was extended to October 23, 2017;

•	the date by which the Closing must be consummated was extended to October 31, 2017; and

•	certain definitions used in the Merger Agreement, including the definition of Material Adverse Effect, were amended.

There can be no assurance that the Merger will be consummated or as to the date by which the Merger may be consummated, if at all.

The foregoing description of Amendment No. 1 is a summary only, does not purport to set forth the complete terms of the Amendment No. 1 and is qualified in its entirety by reference to Amendment No. 1 filed as Exhibit 2.2 to this Current Report on Form 8-K and hereby incorporated by reference. For a detailed discussion of the Merger and the terms of the Merger Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 25, 2017, by and among LiveXLive Media, Inc., LXL Music Acquisition Corp., Slacker, Inc. and Columbia Capital Equity Partners V (QP), L.P., in its capacity as the Stockholders’ Agent (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 31, 2017).

2.2*	Amendment No. 1 to Merger Agreement, dated as of September 28, 2017, by and among LiveXLive Media, Inc., LXL Music Acquisition Corp., Slacker, Inc. and Columbia Capital Equity Partners V (QP), L.P., in its capacity as the Stockholders’ Agent.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	Chief Executive Officer and Chairman of the Board of Directors

Dated: October 5, 2017

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